UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K
                                 CURRENT REPORT
                                   Pursuant to
                              SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                             -----------------------

        Date of Report (Date of earliest event reported): April 20, 2005

                          PACIFIC FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

   Washington                           000-29829                91-1815009
(State or other jurisdiction        (SEC File Number)          (IRS Employer
of incorporation or organization)                            Identification No.)


                             300 East Market Street
                         Aberdeen, Washington 98520-5244
                                 (360) 533-8870
                        (Address, including zip code, and
                    telephone number, including area code, of
                    Registrant's principal executive offices)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

               On April 21, 2005, The Bank of the Pacific (the "Bank"), a wholly owned subsidiary of Pacific Financial Corporation ("Pacific") that is engaged in the business of banking, entered into an employment agreement with Denise Portmann (the "Agreement") in connection with her appointment as Senior Vice President of the Bank. The material terms of the Agreement are described briefly in Item 5.02 below, which description is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

               On April 20, 2005, the Pacific Board of Directors appointed Denise Portmann as Treasurer, Chief Financial Officer and Chief Accounting Officer of Pacific. In these positions, Ms. Portmann will act as the principal financial and accounting officer for Pacific. Ms. Portmann will receive an initial annual base salary of $85,000, and will have the opportunity to earn annual cash bonuses through participation in the Bank's incentive plan.

               Ms. Portmann has served as vice president and cashier of Pacific and the Bank for more than four years prior to her appointment as Treasurer of Pacific. She joined the Bank in February, 2001. Prior to joining Pacific and the Bank, Ms. Portmann served as chief financial officer for Harbor Community Bank for two years. Ms. Portmann also is a CPA and worked in public accounting auditing financial institutions for four years. Ms. Portmann is 32 years old.

               Employment Agreement
               --------------------
               The Agreement provides for an annual base salary and bonus opportunity, as described above, and has a two-year term beginning April 1, 2005. The Agreement will automatically renew at the end of the initial two-year term for an additional year, unless the Bank provides notice of termination or nonrenewal not less than 90 days prior to the end of the term. The Agreement may be terminated by either party upon not less than 90 days' prior notice.

               In the event of a termination without cause (other than by reason of death or disability) or nonrenewal of the Agreement by the Bank, Ms. Portmann will be entitled to receive her salary from the date of notice for the balance of the then current term or for six months from the date of notice, whichever is longer. If Ms. Portmann is terminated by the Bank or its successor within six months after a change in control and other than for cause or as a result of death or disability, she will be entitled to receive payments equal to 18 times her base compensation received during the most recent calendar month, less statutory payroll deductions.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       PACIFIC FINANCIAL CORPORATION


DATED:  April 25, 2005                 By: /s/ John Van Dijk
                                          --------------------------------------
                                             John Van Dijk
                                             Secretary